UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549


                                  FORM 8-K

                               CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported):  November 4, 2005


                             EMPIRE GLOBAL CORP.
            (Exact name of registrant as specified in its charter)

   DELAWARE                       0 - 50045                     33-0823179
(State or other           (Commission File Number)            (I.R.S. Employer
jurisdiction of                                         Identification Number)
incorporation or
organization)


                 123 COMMERCE VALLEY DRIVE EAST, SUITE 300,
                        THORNHILL, ONTARIO   L3T 7W8
                  (Address of principal executive offices)

                              (905) 882-0221
                      (Registrant's telephone number)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 4, 2005, Empire Global Corp. (formerly Tradestream Global Corp., formerly Vianet Technology Group Limited) (the "Company") entered into a Plan of Merger and Reorganization with Excel Empire Limited ("Excel"), a British Virgin Islands corporation, pursuant to which Excel has agreed to merge into the Company, and the shareholders of Excel will be issued a total of 36,400,000 restricted shares of Company common stock.

There are no material relationships, other than in respect to the transaction, between the shareholders of Excel and the Company and its affiliates, or any of its officers or directors, or any associate of such officers or directors.

The description contained in this Item 1.01 of the Plan of Merger and Reorganization is qualified in its entirety by reference to the full text of the Plan of Merger and Reorganization dated November 4, 2005, which is included as Exhibit 2.1 hereto.

A copy of the press release issued by Empire Global Corp. is attached hereto as Exhibit 99.1


ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

       Exhibit 2.1      Plan of Merger and Reorganization.
                        Dated November 4, 2005.

       Exhibit 99.1     Press Release.  Dated November 8, 2005.






                                SIGNATURES

Pursuant to the Requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



DATED:  November 10, 2005            EMPIRE GLOBAL CORP.


                                     Per: /s/ Kalson G.H. Jang
                                          ------------------------------
                                          KALSON G.H. JANG
                                          Chairman



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                               EXHIBIT INDEX


Exhibit Number   Description
--------------   -----------

2.1              Plan of Merger and Reorganization.  Dated November 4, 2005.

99.1             Press Release.  Dated November 8, 2005.


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